EXHIBIT 10.2

TERMINATION OF LEASE AGREEMENT

This TERMINATION OF LEASE AGREEMENT is made and agreed to as of June 9, 2016 (the “Effective Date”) between The Ardoin Limited Partnership, a Louisiana limited partnership (“Lessor”), LR Henry, LLC (“Lessor” and collectively “Lessors”) and Omega Protein, Inc. (fka Zapatie Haynie Corporation) (“Lessee”).

RECITALS

A.     Lessors and Zapata Haynie Corporation (now Omega Protein, Inc.) are parties to a Lease Agreement dated July 1, 1992, as extended by Amendment One dated February 16, 2006 (the “Lease Agreement”) by which Lessors lease to Lessee and Lessee leases from Lessors certain property located in Sections 33 and 34, Township 15 South, Range 10 West, Cameron Parish Louisiana more fully described therein (the “Leases Premises”).

TERMS OF AGREEMENT

In consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties hereto do hereby agree as follows:

1.     The Lease is hereby terminated as of the Effective Date, and, without limitation, (i) all renewal options set forth in the Lease are null and void, (ii) Lessee has no further right to use, occupy or maintain possession of the Leased Premises, and (iii) Lessee owes no rent or other compensation or reimbursement under the Lease.

2.     Lessors have inspected the Leased Premises and accept the Leased Premises, including all improvements constructed thereon, in their present condition and Lessee shall have no obligation to remove any improvements except as permitted in Section 5 below. Lessors do hereby release Lessee from any and all liability arising in any manner under, or in connection with, the Lease or Lessee’s occupancy of the Leased Premises, including any environmental liabilities related to the Leased Premises, including claims or demands for environmental remediation, including claims made by the State of Louisiana or the United States, or a federal, state or local agency, or some other party, whether arising before or after the termination of the Lease. Lessee does hereby release Lessors from any and all liability arising in any manner under, or in connection with, the Lease.

3.     Lessors do hereby warrant that they have not assigned or other otherwise encumbered their interest in the Lease. Lessee does hereby warrant that it has not assigned or otherwise encumbered Lessee’s interest in the Lease.

4.     In consideration of Lessee’s agreement to terminate the Lease, Lessors agree that the Leased Premises shall not be used, in any manner, in connection with the fishing or processing of menhaden on or before June 30, 2032 and Lessors agree that this restriction will run with the land and that Lessors will include this restriction in any sale, lease or other encumbrance of the Leased Premises and will require any transferee to also include this restriction in any future sale, lease or other encumbrance of the Leased Premises

5.     Lessors agree that Lessee shall have the right to remove the existing septic (sludge) tank that services the guard shack on the Leased Premises within ten (10) days of the termination of the Lease and shall have the right to continue to post a guard in the guard shack until the septic (sludge) tank is removed and to access to the Leased Premises for this purpose.

6.     This Termination of Lease Agreement may be signed in counterpart originals, which, taken together, shall constitute one single agreement and instrument.

7.     This Agreement shall be given effect and construed by application of the law of the State of Louisiana. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns, and future owners of the property hereinabove described.

[Signatures on the Following Pages.]

In witness whereof, Lessor has executed and delivered this Termination of Lease Agreement on and as of the Effective Date.

Lessor:

The Ardoin Limited Partnership
By:	/s/Jan Fontenot
Name:	Jan Fontenot
Title:	General Partner

State of Louisiana

County (of Parish) of Calcasieu

On this this 17 day of June, 2016, before me, the undersigned notary public, duly commissioned and qualified in and for the jurisdiction set forth above, personally came and appeared Jan Fontenot (“Appearer”), who being first duly sworn, declared and acknowledged that Appearer is a General Partner of The Ardoin Limited Partnership (the “Lessor”), and that with the authority of the governing body of the Lessor, Appearer duly executed and delivered the above and foregoing instrument as the true act and deed of the Company, for the uses and purposes therein set forth.

               /s/Jeff E. Townsend Jr.

                 Notary Public

In witness whereof, Lessor, LR Henry, LLC has executed and delivered this Termination of Lease Agreement on and as of the Effective Date.

Lessor:

LR Henry, LLC

By:	/s/ Jacqueline Henry Adkins

Name:	Jacqueline Henry Adkins

Title:	Authorized Member

State of Louisiana

County (of Parish) of Calcasieu

On this this 19 day of June 2016, before me, the undersigned notary public, duly commissioned and qualified in and for the jurisdiction set forth above, personally came and appeared Jacqueline Henry Adkins (“Appearer”), who being first duly sworn, declared and acknowledged that Appearer is a Authorized Member of LR Henry, LLC (the “Lessor”), and that with the authority of the governing body of the Lessor, Appearer duly executed and delivered the above and foregoing instrument as the true act and deed of the Company, for the uses and purposes therein set forth.

               /s/ Jeff E. Townsend Jr.

Notary Public

In witness whereof, Lessee has executed and delivered this Termination of Lease Agreement on and as of the Effective Date.

Lessor:

Omega Protein, Inc.

By:	/s/ John D. Held

Name:	John D. Held

Title:	Vice President

State of Texas

County of Harris

On this this 24th day of June, 2016, before me, the undersigned notary public, duly commissioned and qualified in and for the jurisdiction set forth above, personally came and appeared John D. Held (“Appearer”), who being first duly sworn, declared and acknowledged, that Appearer is a Vice President of Omega Protein, Inc. (the “Lessee”), and that with the authority of the governing body of the Lessee, Appearer duly executed and delivered the above and foregoing instrument as the true act and deed of the Lessee, for the uses and purposes therein set forth.

               /s/Lauren Terry.

           Notary Public